Exhibit 99.1

Medolife Rx Schedules Conference Call with Investment Community to Discuss New Updates and Answer Questions

BURBANK, Calif., May 4, 2022 – Medolife Rx, Inc. (“Medolife”), a global integrated biotech company with R&D, manufacturing, and consumer product distribution, which is a majority owned subsidiary of Quanta, Inc. (OTC QB: QNTA), announced today that it has scheduled a conference call with investors for Thursday, May 12.

Conference Call Topics:

●	Potential investment infusion;
●	Further developments on FDA Pre-IND application #150335 for Escozine as a COVID-19 treatment;
●	Lobbying to the FDA;
●	Update on Dominican Republic controlled double-blind clinical strategy for Escozine as a COVID-19 treatment;
●	Mexico importation and distribution of Escozine, and clinical strategy and preparation for a study on Escozine as a COVID-19 treatment;
●	The Company’s name and stock symbol change status;
●	Changes to the Company’s executive management and corporate control;
●	Additional distribution opportunities;
●	Implementation of new sales and marketing strategies;
●	Collaborative opportunities with large pharmaceutical companies;
●	Change in the Company’s independent auditing firm;
●	Addressing recent concerns from shareholders;

“We look forward to connect with our shareholders and provide an update to the Company’s many updates,” said Medolife CEO Dr. Arthur Mikaelian. “The Company has faced many challenges in the recent months that we continue to overcome as we strive toward achieving Medolife’s main goals. We sincerely appreciate the support of our shareholders, and I look forward to providing an informative and comprehensive update clarifying Medolife’s many projects and current strategies.”

Dr. Mikaelian will hold a conference call with the investment community on Thursday, May 12, at 5 p.m. Eastern Standard Time. He will present on the Company’s recently achieved milestones, as well as the future positioning of the Company. Additionally, he will take questions from the investment community at the end of the call.

To register for this call, please use the below web link: https://us06web.zoom.us/webinar/register/WN_oPsR6XT3QOyuze3yp-eZyQ

If you have questions, please send an email to ir@medoliferx.com with ‘QNTA Question’ in the subject line by NOON Eastern Daylight Time on Wednesday, May 11. The Company will answer as many questions as time will allow. For those unable to participate in the live webcast, an archived version of the webcast will be available in the following days.

About Medolife Rx

Medolife Rx, Inc. is a global biotechnology company with operations in clinical research, manufacturing, and consumer products. Medolife Rx was created through the merger of Medolife, a private company founded by Dr. Arthur Mikaelian, who pioneered the unlaying polarization technology, and Quanta, Inc., a direct-to-consumer wellness product portfolio company. The Company’s lead clinical development programs include Escozine®, a proprietary formulation consisting of small molecule peptides derived from Rhopalurus princeps scorpions, which is amplified by the Company’s polarization technology and is being researched as a treatment of various indications, including COVID-19 and cancer. The Company intends to pursue product registration and drug approval in multiple countries.

Through its AELIA brand of products, Medolife manufactures and distributes consumer wellness products in consumer areas such as pain relief, beauty, and general wellness. AELIA products are designed using Dr. Mikaelian’s polarization technology, which applies advances in quantum biology to increase the potency of active ingredients. Ultimately, Quanta’s mission is to deliver better, more effective ingredients to elevate product efficacy, reduce waste, and facilitate healthier, more sustainable consumption.

Beyond its own clinical and consumer applications, the polarization technology used by Medolife and its subsidiaries has many potential applications. From potentiating bio-ingredients, to producing more-effective carbon-trapping plants, to transformative anti-aging solutions, Medolife could have the opportunity to upend how commercial and pharmaceutical products are made and increase their benefits, while decreasing their chemical concentration.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

ir@medoliferx.com

818-659-8052